EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
January 17, 2008	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports December 31, 2007 Quarterly Earnings and
December 31, 2007 Fiscal Year Earnings (Unaudited)

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended December 31, 2007 and for the year ended December 31, 2007.

Net income for the quarter ended December 31, 2007 was $4,135,885 compared to net income of $4,258,258 earned in the quarter ended September 30, 2007 and $4,365,137 earned in the comparative year ago quarter ended December 31, 2006. Diluted earnings per share was $0.42 per share for the quarter ended December 31, 2007 compared to $0.42 per share for the quarter ended September 30, 2007 and $0.43 per share for the comparative year ago quarter ended December 31, 2006.

Net income for the year ended December 31, 2007 was $17,003,227 compared to net income of $17,192,356 earned in the year ended December 31, 2006. Diluted earnings per share was $1.70 per share for the year ended December 31, 2007 and $1.72 per share for the year ended December 31, 2006.

Tom Vann, President and Chief Executive Officer of the Company, stated, “The relatively flat yield curve between short-term and long-term interest rates, combined with the Federal Reserve Bank’s rate cuts and intense competition continued to provide a challenging interest margin environment during the current quarter. Looking forward to the first half of next year, we remain cautiously optimistic as we believe competition and pricing pressures will continue on both deposits and loans. Although we are pleased with our current quarter and annual operating performance, we do anticipate some volatility into 2008, which will continue to challenge our interest rate risk and asset/liability management strategies. The economy will be challenged in 2008 with the housing slow down, rising energy costs, continued unrest in the Middle East, the election of new government leaders and anticipated further Federal Reserve interest rate cuts, as they are forecasting slow economic growth.

Total assets of the Company were $909.5 million at December 31, 2007 and $910.5 million at December 31, 2006. The net loan and leases receivable portfolio grew to $765.1 million at December 31, 2007, from $761.4 million at December 31, 2006. Earning assets were 94.4% of total assets at December 31, 2007 compared to 93.6% at September 30, 2007 and 94.2% at December 31, 2006. The yield on average earning assets was 8.2% for the December 2007 quarter compared to 8.3% for the September 2007 quarter, reflecting the impact of recent Federal Reserve rate cuts.

Nonperforming loans declined to $7.6 million at December 31, 2007 from $8.3 million at September 30, 2007 reflecting the Bank’s asset management and collection efforts. Significant nonperforming loans consist primarily of three commercial borrowers (residential and commercial real estate developers), with total exposure of $5.9 million at December 31, 2007. The largest single nonperforming loan totaling $3.0 had a foreclosure sale in the December 2007 quarter and has had two successive upset bids. The Bank believes this nonperforming loan will be resolved in the first quarter of 2008, although there are no guarantees or assurances. As a result of the volume of nonperforming loans, the Bank’s unrecognized interest increased to $506,000 at December 31, 2007 from $370,000 at September 30, 2007.

The Bank is also managing its other real estate owned of approximately $1.6 million to resolve these properties and believes the carrying values are representative of the fair market values, although there can be no assurances that the ultimate sale proceeds will be equal to or greater than the carrying values.

The Bank maintains allowances for loan and lease losses and for unfunded loan commitments based upon an evaluation of inherent risk and estimates of probable credit losses within the loan and lease portfolio. The Bank recorded $150,000 of provisions for credit losses during the quarter ended December 31, 2007 and $350,000 during the year ended December 31, 2007. At December 31, 2007, the Bank had $8.6 million of general allowances, $870,000 of specific allowances and $403,000 allowances for unfunded loan commitments, totaling $9.9 million, or 1.3% of total loans outstanding, which management considers adequate to absorb probable losses on loans and leases.

Total deposits and borrowings was $803.4 million at December 31, 2007 compared to $799.4 million at September 30, 2007. During the December 2007 quarter, certain higher costing deposits matured and we effectively managed our funding cost amid intense competition by replacing those deposit maturities with lower costing borrowings. Our cost of funds was 3.6% for both the quarter ended December 31, 2007 and September 30, 2007. In conjunction with the modest decline in yield on earning assets, our net interest spread was 4.6% for the quarter ended December 31, 2007 compared to 4.7% for the quarter ended September 30, 2007.

Our key performance ratios remain at the top of our peer group despite the many challenges facing our industry. We continue placing efforts on our operating efficiency by managing net interest income, growing non-interest income, and controlling operating expenses, resulting in a 47.3% efficiency ratio for the quarter ended December 31, 2007 and 45.0% for the year ended December 31, 2007. Our return on average assets (ROA) was 1.8% and 1.9%, respectively, for the quarter and year ended December 31, 2007, and our return on average equity (ROE) was 19.2% and 20.3%, respectively, for the quarter and year ended December 31, 2007.

During the quarter ended December 31, 2007, we declared our 43rd consecutive quarterly cash dividend of $0.19 per share, payable January 25, 2008 to stockholders of record as of January 10, 2008. This cash dividend payment represents a 45.2% payout ratio of this quarter’s basic earnings per share. Total cash dividends paid for the year ended December 31, 2007 was $0.76 per share, representing a 44.2% payout ratio of the annual basic earnings per share.

During 2007, we received national and statewide recognition for our operating efficiency and various operating performance ratios including return on average equity, return on capital and net interest margin from American Banker, ABA Banking Journal, the Charlotte Business Journal and U. S. Banker. The Company is listed in the NASDAQ Global Select Market, which places us in a peer group of the top listed companies in the world. In addition, we retained our listing in the Russell Index of funds which helps raise the Company’s visibility with investors that rely on the Russell Indexes as part of their investment strategy.

During 2007, the Bank opened new full service branch offices in Greenville and Grantsboro, North Carolina; renovated full service branch offices in Durham and Fayetteville, North Carolina; and opened new loan production offices in Dunn and Wilmington, North Carolina. This expansion allows us to better serve the banking needs in our growing market area, expand our customer base in existing markets and continuate the growth of our branch office network.”

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 29 full service branch offices and two loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “FSBK”.

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First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31
	2007	2006
Assets	(unaudited)

Cash and due from banks	$22,273,592	$24,608,819
Interest-bearing deposits in financial institutions	1,755,695	1,194,801
Investment securities - available for sale	49,064,278	56,454,127
Mortgage-backed securities - available for sale	37,828,064	35,066,627
Mortgage-backed securities - held for investment	1,291,762	1,662,540
Loans and leases receivable, net:
Held for sale	7,515,626	25,576,080
Held for investment	757,567,279	735,860,969
Premises and equipment, net	9,433,399	8,898,009
Other real estate owned	1,601,704	634,434
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,210,100	1,933,300
Accrued interest receivable	5,103,405	5,398,477
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,150,616	1,266,530
Identifiable intangible assets	196,500	227,940
Prepaid expenses and other assets	7,295,885	7,546,676

Total assets	$909,506,481	$910,547,905

Liabilities and Stockholders' Equity

Deposits:
Demand	$243,647,606	$264,722,202
Savings	17,497,763	18,481,271
Large denomination certificates of deposit	204,509,581	181,078,901
Other time	295,714,633	335,906,107
Total deposits	761,369,583	800,188,481
Borrowed money	42,067,421	11,139,947
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	9,733,112	10,112,899
Total liabilities	823,480,116	831,751,327

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,808,655 and 9,788,133
shares outstanding, respectively	98,087	97,881
Additional paid-in capital	36,761,824	38,165,536
Retained earnings, substantially restricted	79,679,026	70,217,380
Treasury stock at cost	(30,880,120)	(29,104,894)
Accumulated other comprehensive loss, net	367,548	(579,325)
Total stockholders' equity	86,026,365	78,796,578

Total liabilities and stockholders' equity	$909,506,481	$910,547,905

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2007	2006	2007	2006

Interest income:
Interest and fees on loans	$16,444,216	$16,570,992	$64,975,487	$63,198,115
Interest and dividends on investments and deposits	1,147,524	1,277,890	5,102,761	4,553,439
Total interest income	17,591,740	17,848,882	70,078,248	67,751,554

Interest expense:
Interest on deposits	6,665,612	7,001,086	27,499,996	23,858,628
Interest on borrowings	436,905	131,682	771,976	932,559
Interest on junior subordinated notes	206,788	210,352	839,110	815,331
Total interest expense	7,309,305	7,343,120	29,111,082	25,606,518

Net interest income	10,282,435	10,505,762	40,967,166	42,145,036
Provision for credit losses	150,000	-	350,000	932,878
Net interest income after provision for credit losses	10,132,435	10,505,762	40,617,166	41,212,158

Non-interest income:
Fees and service charges	1,864,573	1,727,547	7,341,240	6,723,391
Loan servicing fees	163,241	164,709	651,358	666,032
Gain (loss) on sale of real estate, net	134	5,412	49,644	10,237
Gain on sale of mortgage loans	240,565	14,381	519,361	329,743
Other income	457,486	278,009	1,575,171	1,529,644
Total non-interest income	2,725,999	2,190,058	10,136,774	9,259,047

Non-interest expense:
Compensation and fringe benefits	3,774,401	3,485,246	13,973,012	13,582,647
Federal insurance premiums	22,910	23,790	94,349	95,012
Premises and equipment	502,754	445,395	1,938,555	1,776,903
Advertising	23,938	25,265	125,490	207,246
Payroll and other taxes	342,143	291,836	1,308,248	1,305,008
Data processing	655,563	597,274	2,524,983	2,362,751
Amortization of intangible assets	99,955	93,975	394,508	375,463
Other	662,811	568,938	2,551,831	2,502,015
Total non-interest expense	6,084,475	5,531,719	22,910,976	22,207,045

Income before income taxes	6,773,959	7,164,101	27,842,964	28,264,160

Income taxes	2,638,074	2,798,964	10,839,737	11,071,804

Net income	$4,135,885	$4,365,137	$17,003,227	$17,192,356

Per share data:
Basic earnings per share	$0.42	$0.45	$1.72	$1.77
Diluted earnings per share	$0.42	$0.43	$1.70	$1.72
Dividends per share	$0.19	$0.17	$0.76	$0.68
Weighted average shares-Basic	9,862,276	9,780,619	9,914,929	9,714,565
Weighted average shares-Diluted	9,955,496	10,060,369	10,027,728	10,002,869

(*) Adjusted for May 25, 2006 three-for-two stock split.

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$909,506	$907,921	$910,568	$911,020	$910,548
Loans receivable (net)	765,083	760,710	745,392	739,608	761,437
Cash and investments	73,094	76,310	94,023	106,790	82,258
Mortgage-backed securities	39,120	38,194	38,826	35,246	36,729
Premises and equipment	9,433	9,352	9,405	9,173	8,898
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,151	1,146	1,232	1,283	1,267

Deposits	761,370	777,628	799,090	802,217	800,188
Borrowings	42,067	21,752	7,056	6,005	11,140
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,026	85,315	83,306	82,519	78,797

Consolidated earnings summary:
Interest income	$17,591	$17,639	$17,525	$17,322	$17,849
Interest expense	7,309	7,295	7,286	7,220	7,343
Net interest income	10,282	10,344	10,239	10,102	10,506
Provision for credit losses	150	100	100	0	0
Noninterest income	2,726	2,544	2,382	2,484	2,190
Noninterest expense	6,084	5,816	5,489	5,521	5,532
Income taxes	2,638	2,714	2,721	2,767	2,799
Net income	$4,136	$4,258	$4,311	$4,298	$4,365

Per Share Data: *
Earnings per share-Basic *	$0.42	$0.43	$0.43	$0.43	$0.45
Earnings per share-Diluted *	$0.42	$0.42	$0.43	$0.43	$0.43
Dividends per share *	$0.19	$0.19	$0.19	$0.19	$0.17
Book value per share*	$8.77	$8.62	$8.38	$8.29	$8.05

Average shares-Basic *	9,862,276	9,923,236	9,943,148	9,930,732	9,780,619
Average shares-Diluted*	9,955,496	10,030,595	10,055,509	10,069,085	10,060,369
*Adjusted for 3-for-2 stock split on May 25, 2006

Performance ratios:
Yield on earning assets	8.18%	8.30%	8.24%	8.11%	8.32%
Cost of funds	3.59%	3.60%	3.60%	3.54%	3.57%
Net interest spread	4.59%	4.70%	4.64%	4.57%	4.75%
Net interest margin on earning assets	4.78%	4.87%	4.82%	4.73%	4.90%
Earning assets to total assets	94.36%	93.64%	94.06%	94.13%	94.20%

Return on average assets	1.81%	1.88%	1.91%	1.90%	1.92%
Return on average equity	19.22%	20.12%	20.72%	21.34%	22.42%
Efficiency ratio	47.26%	45.42%	43.43%	43.80%	43.51%
Dividend payout ratio	45.24%	44.19%	44.19%	44.19%	37.78%

Asset quality data and ratios:
Nonperforming loans	$7,555	$8,268	$2,012	$3,019	$2,740
Other real estate owned	$1,602	$1,524	$1,344	$1,060	$634

Allowance for loan and lease losses	$9,487	$9,267	$9,172	$9,120	$9,158
Allowance for unfunded loan commitments	$403	$726	$767	$765	$765
Allowance for credit losses	$9,890	$9,993	$9,939	$9,885	$9,923

Allowance for loan and lease losses to loans	1.22%	1.20%	1.21%	1.21%	1.19%
Allowance for unfunded loan commitments
to unfunded commitments	0.27%	0.43%	0.47%	0.52%	0.52%
Allowance for credit losses to loans	1.27%	1.30%	1.31%	1.32%	1.29%

Net charge-offs (recoveries)	$254	$47	$45	$38	$143
Net charge-offs (recoveries) to loans	0.033%	0.006%	0.006%	0.005%	0.019%
Nonperforming loans to assets	0.83%	0.91%	0.22%	0.33%	0.30%
Loans to deposits	100.49%	97.82%	93.28%	92.20%	95.16%
Loans to assets	84.12%	83.79%	81.86%	81.18%	83.62%
Loans serviced for others	$254,671	$244,900	$252,363	$254,741	$245,633